1 NewtekOne, Inc. Achieves 17.3% Sequential Growth in Record Total Loan Closings in the Third Quarter 2024 over the Second Quarter 2024 Achieves SBA 7(a) Closings of $245.3 Million in the Third Quarter 2024 Boca Raton, FL October 3, 2024 - NewtekOne, Inc. (NASDAQ: NEWT) announced today that NewtekOne closed a record $371.8 million of loans across all loan products for the three months ended September 30, 2024, which represents an 17.3% increase over $316.7 million of loans closed for the three months ended June 30, 2024. In addition, the Company achieved SBA 7(a) closings of $245.3 million in the third quarter 2024, a 6.6% increase over the second quarter of 2024, and a 12.5% increase over the same period last year. The Company forecasts $935.0 million in total SBA 7(a) loan closings for 2024, which would represent a 14.7% increase over 2023. Barry Sloane, President, Chairman and CEO said, “In an economy and banking environment that is basically providing almost zero loan growth on the balance sheets of most financial institutions, NewtekOne is proud that our 20-year history and technology-enabled customer-acquisition and loan-processing capabilities, we believe that we are demonstrating that we are clearly able to outperform our competitors, and want to emphasize we have been able to do so, without cutting any corners on credit.” Mr. Sloane continued, “With total sequential loan growth of 17.3% in the third quarter of 2024 over the second quarter of 2024, and over $1 billion in overall business loan originations year to date through September 30, 2024, we are extraordinarily proud of the origination machine and processing capability that we have implemented. Making the client experience unique, productive, and efficient enhances our capability to capture the best credits, quickly and early, with the ability to decline the mediocre and weaker opportunities. We fund less than 2% of the opportunities that come through our proprietary NewTracker® system. NewTracker® has been the current technological platform for client acquisition across lending and all our other business verticals for over two decades. We view this valuable technology as an important asset to our organization and have a patent on NewTracker®, which clearly makes our business operation, not only unique and valuable, but also protected from competition.”

2 Mr. Sloane concluded, “Integrating our methods of loan acquisition and processing into a regulated bank holding company and an OCC-chartered bank has required us to shift certain policies and procedures. However, our staff, which has deep experience in commercial bank lending, has been extraordinarily helpful as we migrated our SBA 7(a) lending and SBA 504 lending into the OCC- chartered bank. Many people look at the balance sheet of Newtek Bank and forget that we sell government guaranteed loan participations daily, weekly, and monthly. In 2024, we anticipate selling in aggregate between $650 to $700 million of the government-guaranteed portions of the SBA 7(a) loans which are then removed from our balance sheet. We expect total loan originations at the bank and at the holding company to be approximately $1.5 billion in 2024. Important to note, we believe our 504 loan portfolio of approximately $500 million has not experienced any charge offs from 2019 through the date of this release. Our alternative loan program from 2019 to date has funded approximately $380 million alternative loans and have only written off approximately $3.0 million of principal value. Underwriting, originating and servicing business loans, with the highest level of quality and return on equity is a core competency of NewtekOne and Newtek Bank of which we are extraordinarily proud. Our loan programs provide tremendous benefits in light of the risk we are taking and need to be viewed in a different light. Traditional bank holding companies and bank lending programs produce extremely low margins, have lower credit loss reserves, and lower write offs. As a regulated entity, we are tasked with providing lending opportunities to businesses in all 50 states with types of loans that provide an economic benefit to our constituents in a well-capitalized manner with safe and sound banking processes. This strategy has been adopted from day one of our bank acquisition along with our multi-year plan that we currently have in place. We're extremely proud of how we have been tracking to date and look forward to a continued positive performance. We anticipate continuing to grow our business by double-digits with high returns on average assets and returns on tangible common equity in a well- capitalized manner, using safe and sound business practices. We would like to refer investors to our prior quarter earnings conference call archived on our website so that you can visibly see the return on average assets, returns on tangible common equity, with attractive efficiency ratios. We look forward to reporting more details on our third quarter 2024 performance in our upcoming earnings conference call on November 7, 2024 at 8:30 am ET.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services

3 and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences and are subject to change, possibly materially. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the NewtekOne’s filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec- filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward- looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com